Exhibit 99.1

Contact:	Arturo Rodriguez
Atari, Inc.
212-726-4234
arturo.rodriguez@atari.com

ATARI, INC. APPOINTS JIM WILSON
CHIEF EXECUTIVE OFFICER AND PRESIDENT
—Industry Veteran to Oversee Interactive Entertainment Company—
New York, New York, March 31, 2008 — Atari, Inc. (Nasdaq: ATAR), an interactive entertainment company, announced today the appointment of Jim Wilson as its Chief Executive Officer (CEO) and President, effective immediately. Mr. Wilson is assuming the responsibilities of CEO which have been overseen by Curtis G. Solsvig III, Atari, Inc.’s Chief Restructuring Officer since October 2007.
An industry veteran, Mr. Wilson has more than 15 years of executive management experience with video game and entertainment companies, including Vivendi Universal Games, Universal Interactive Studios, and Sony Wonder/Sony BMG. Mr. Wilson brings a proven management style to Atari, Inc. with a track record focused on successful development and execution of strategic objectives and profitability goals, including the development and launch of video games and numerous branded entertainment properties, franchise development and content delivery across multiple distribution channels.
“Atari, Inc., with its world-renowned brand and strong library of game franchises, has a tremendous opportunity in North America. I look forward to working with the Atari team and shareholders to lead Atari, Inc. into its next phase of growth,” said Mr. Wilson.
Mr. Wilson’s hiring is the next key step in the restructuring of Atari, Inc. Since October 2007, Atari, Inc. has entered into a series of transactions with its majority shareholder, Infogrames Entertainment S.A. (IESA), aimed at stabilizing and focusing the Company’s distribution efforts. Further, through its primary lender, BlueBay High Yield Investments, S.A.R.L., Atari, Inc. has been able to re-establish its credit facility with a $14.0 million limit, which is currently fully utilized to fund Atari, Inc.’s ongoing operations. With David Gardner and Phil Harrison leading IESA, Mr. Wilson, as CEO of Atari, Inc., will be an integral partner in shaping the future of Atari worldwide.
Mr. Eugene Davis, Chairman of the Board of Atari, Inc. commented, “Jim has spent his career in and around the interactive entertainment space. His passion for this industry, coupled with his leadership skills and first-hand operational execution, make him the ideal person to lead the future of Atari, Inc.”
Most recently, Mr. Wilson served as Executive Vice President and General Manager of Sony Wonder, Sony BMG’s home entertainment business, where he focused on developing and managing products from key partners such as Sesame Workshop, World Wrestling Entertainment, and Classic Media. Prior to Sony Wonder, Mr. Wilson served as President of Universal Interactive, where he built a leading games company and a movie studio-based business model which also leveraged existing intellectual properties. During his time at Universal Interactive, he managed two of the most successful original game franchises of all time, Crash Bandicoot and Spyro the Dragon, and launched and managed numerous top-selling and critically acclaimed titles including The Hulk, The Thing, and The Chronicles of Riddick. Following Vivendi’s acquisition of Universal Interactive, Wilson was named Executive Vice President/General Manager of Worldwide Studios for Vivendi Universal Games and also assumed leadership of Sierra and Knowledge Adventure.

Prior to his time at Vivendi, Mr. Wilson previously held games marketing positions at Philips Media and business development and marketing roles within The Walt Disney Company and Universal Studios. He began his career at Arthur Andersen & Company. Mr. Wilson holds an MBA from Harvard Business School.
About Atari, Inc.
New York-based Atari, Inc. (Nasdaq: ATAR) publishes and distributes interactive entertainment software in the U.S. The Company’s 1,000+ published titles distributed by the Company include hard-core, genre- defining franchises such as Test Drive(R); and mass-market and children’s franchises such Dragon Ball Z(R). Atari, Inc. is a majority-owned subsidiary of France-based Infogrames Entertainment SA (Euronext — ISIN: FR-0000052573), an interactive games publisher in Europe. For more information, visit http://www.atari.com.
Safe Harbor Statement
With the exception of the historical information contained in this release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause actual occurrences to differ materially from those anticipated. These statements are based on management’s current expectations and assumptions and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements.
The Company undertakes no duty to update any forward-looking statements to conform the statement to actual results or changes in the Company’s expectations.
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